UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 13, 2012

TORTOISE CAPITAL RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33292	20-3431375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

11550 Ash Street, Suite 300, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 981-1020

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 6, 2011, Tortoise Capital Resources Corporation (the “Company”) announced that on June 30, 2011 it had purchased, for approximately $15.6 million, including the assumption of $3.4 million of debt, 100 percent ownership of the trust created under the Trust Agreement dated as of January 2, 1985 between U.S. Bank national Association (successor to the First National Bank of Boston), in its individual capacity and as owner trustee, and General Foods Credit Corporation, as owner participant (the “Eastern Interconnect Project Trust”).  The Eastern Interconnect Project Trust owns a 40 percent-undivided interest in the Eastern Interconnect Project, which is a 216 mile, 345-KV bulk power transmission line and related equipment and substations including towers, easement rights, converters and other grid support components (collectively, the “Transmission Asset”).  The Transmission Asset moves electric power across New Mexico between Albuquerque and Clovis.  The Eastern Interconnect Project is leased on a triple net basis through April 1, 2015 to Public Service Company of New Mexico, an independent electric utility company serving approximately 500,000 customers in New Mexico. Public Service Company of New Mexico is a subsidiary of PNM Resources (NYSE: PNM).

Item 8.01                      Other Events

The Company is filing this Current Report on Form 8-K to provide the financial statements that would have been required by Rule 3-14 of Regulation S-X in connection with its purchase of the Eastern Interconnect Project Trust, if at the time of such purchase Rule 3-14 would have been applicable to the Company.  Until September 21, 2011, the date of the Company’s withdrawal of its election to be regulated as a business development company under the Investment Company Act of 1940, the Company reported its financial results under the Investment Company Audit Guide and was not required to provide such financial statements.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of real estate properties acquired

Eastern Interconnect Project Trust – Statements of Revenues and Certain Expenses for the year ended December 31, 2010 and the six-month period ended June 30, 2011 (unaudited) are filed herewith as Exhibit 99.1

(b)	Pro forma financial information

Tortoise Capital Resources Corporation Condensed Consolidated Unaudited Pro Forma Statement of Income for the year ended November 30, 2011, as adjusted for the period from December 1, 2010 to June 30, 2011 assuming the Company had acquired ownership of the Eastern Interconnect Project Trust on December 1, 2010, and pro-forma as adjusted for the year ended November 30, 2011 are filed herewith as Exhibit 99.2

(c)      Exhibits

99.1	Eastern Interconnect Project Trust – Statements of Revenues and Certain Expenses for the year ended December 31, 2010 and the six-month period ended June 30, 2011 (unaudited)

99.2	Tortoise Capital Resources Corporation Condensed Consolidated Unaudited Pro Forma Statement of Income for the year ended November 30, 2011, as adjusted for the period from December 1, 2010 to June 30, 2011 assuming the Company had acquired ownership of the Eastern Interconnect Project Trust on December 1, 2010, and pro-forma as adjusted for the year ended November 30, 2011

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 13, 2012

Tortoise Capital Resources Corporation

By:	/s/ David J. Schulte
David J. Schulte, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Eastern Interconnect Project Trust – Statements of Revenues and Certain Expenses for the year ended December 31, 2010 and the six-month period ended June 30, 2011 (unaudited)

99.2
Tortoise Capital Resources Corporation Condensed Consolidated Unaudited Pro Forma Statement of Income for the year ended November 30, 2011, as adjusted for the period from December 1, 2010 to June 30, 2011 assuming the Company had acquired ownership of the Eastern Interconnect Project Trust on December 1, 2010, and pro-forma as adjusted for the year ended November 30, 2011